Form of Letter of Transmittal

Exhibit C

Letter of Transmittal

Regarding Shares in

Alternative Investment Partners Absolute Return Fund

Tendered Pursuant to the Offer to Purchase

Dated August 28, 2026

This Letter of Transmittal Must Be

Received by Alternative Investment Partners Absolute Return Fund

by September 28, 2026.

The Offer and Withdrawal Rights Will Expire

at 12:00 Midnight, Eastern time, on

October 7, 2026, Unless the Offer Is Extended.

Morgan Stanley Wealth Management Shareholders should reach out to their Financial Advisor/Private Wealth Advisor to complete the electronic form of the Letter of Transmittal. Morgan Stanley Wealth Management Financial Advisor/Private Wealth Advisor should submit such completed forms to their Order Entry System so that it is received before 12:00 midnight Eastern time, on the Initial Notice Date. MORGAN STANLEY WEALTH MANAGEMENT SHAREHOLDERS SHOULD NOT FAX OR MAIL TENDER DOCUMENTS DIRECTLY TO THE FUND

Non-Morgan Stanley Wealth Management Shareholder should complete this Letter of Transmittal, and Return or Deliver to

Alternative Investment Partners Absolute Return Fund:

Overnight Delivery:	Regular Mail:
235 West Galena Street	P.O. Box 2175
Milwaukee, WI 53212	Milwaukee, WI 53201-2175

For additional information:

Phone: (800) 421-7572

Fax: (877) 839-1119

Ladies and Gentlemen:

The undersigned hereby tenders to Alternative Investment Partners Absolute Return Fund, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the shares of beneficial interest in the Fund (the “Shares”) held by the undersigned, described and specified below, on the terms and conditions set out in the offer to purchase, dated August 28, 2026 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. The Offer to Purchase and this Letter of Transmittal are subject to all the terms and conditions set out in the Offer to Purchase, including without limitation the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements, or other obligations relating to this sale, and not subject to any adverse claim, when, and to the extent that, the Shares are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer to Purchase.

The undersigned recognizes that, under certain circumstances set out in the Offer to Purchase, the Fund may not be required to purchase the Shares tendered hereby.

A non-interest bearing, non-transferable promissory note for the value of the purchased Shares will be mailed to the undersigned. The initial payment of the purchase amount for the Shares tendered by the undersigned will be made by wire transfer of funds.

The promissory note will also reflect the “Post-Audit Payment” portion of the purchase amount, if any, as described in Section 7 of the Offer to Purchase. Any Post-Audit Payment of cash due pursuant to the promissory note will also be made by wire transfer of funds. The undersigned recognizes that the amount of the initial payment of the purchase amount for Shares will be based on the unaudited net asset value of the Fund as of December 31, 2026, subject to an extension of the offer as described in Section 8 of the Offer to Purchase.

The Post-Audit Payment portion of the purchase amount, if any, will be determined upon completion of the audit of the Fund’s financial statements, which is anticipated to occur no later than 60 days after December 31, 2026, the Fund’s fiscal year-end. The Post-Audit Payment will be payable promptly after the completion of the Fund’s next annual audit.

All authority conferred, or agreed to be conferred, in this Letter of Transmittal will survive the death or incapacity of the undersigned, and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors, and assigns of the undersigned. Except as stated in Section 6 of the Offer to Purchase, this tender is irrevocable.

Morgan Stanley Wealth Management Shareholders

•	Shareholders should reach out to their Financial Advisor/Private Wealth Advisor to complete the electronic form of the Letter of Transmittal.

•

Morgan Stanley Wealth Management Financial Advisor/Private Wealth Advisor should submit such completed forms to their Order Entry System so that it is received before 12:00 midnight Eastern time, on the Initial Notice Date.

MORGAN STANLEY WEALTH MANAGEMENT SHAREHOLDERS SHOULD NOT FAX OR MAIL TENDER DOCUMENTS DIRECTLY TO THE FUND.

Non-Morgan Stanley Wealth Management Shareholders

PLEASE FAX OR MAIL THE LETTER OF TRANSMITTAL TO: Alternative Investment Partners Absolute Return Fund, P.O. Box 2175, Milwaukee, WI 53201-2175. FOR ADDITIONAL INFORMATION, you may call the Fund at (800) 421-7572 or send a fax to the Fund at (877) 839-1119.

PART 1.	NAME, ADDRESS, AND OTHER CONTACT INFORMATION:

Name of Shareholder:

Social Security No. or Taxpayer Identification No.:

Telephone Number:

Account Number:

PART 2.	AMOUNT OF SHARES OF BENEFICIAL INTEREST OF OWNERSHIP BEING TENDERED:

	☐	All of the undersigned’s Shares.

	☐	That amount of the undersigned’s Shares having the following dollar value:

$___________________________*

*

Note: Shareholders desiring to tender Shares for purchase by the Fund should keep in mind that the Fund reserves the right to repurchase all of a Shareholder’s Shares at any time if the aggregate value of such Shareholder’s Shares is, at the time of such compulsory repurchase, less than the minimum initial investment applicable for the Fund. This right of the Fund to repurchase Shares compulsorily may be a factor which Shareholders may wish to consider when determining the extent of any tender for purchase by the Fund.

☐	That amount of the undersigned’s Shares whose value is in excess of the minimum initial investment applicable for the Fund.

PART 3.	PROMISSORY NOTE:

The promissory note reflecting both the initial payment and the Post-Audit Payment portion of the purchase amount, as applicable, will be mailed directly to the undersigned at the address of the undersigned as maintained in the books and records of the Fund.

PLEASE BE SURE TO COMPLETE BOTH SIDES OF THIS FORM.

PART 4.	SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature	Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Print Name of Investor	Signature
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-Signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Print Name and Title of Co-Signatory

Date: